Exhibit 10.3

REINSTATEMENT AND SECOND AMENDMENT

TO LOAN SALE AGREEMENT

THIS REINSTATEMENT AND SECOND AMENDMENT TO LOAN SALE AGREEMENT (this “Amendment”) is entered into as of August 31, 2010, by and between BANK OF AMERICA, N.A., AS SUCCESSOR BY MERGER TO LASALLE BANK NATIONAL ASSOCIATION AS TRUSTEE FOR THE REGISTERED HOLDERS OF GMAC COMMERCIAL MORTGAGE SECURITIES, INC., MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-C3 (“Seller”), and RESOURCE REAL ESTATE OPPORTUNITY OP, LP, a Delaware limited partnership (“Purchaser”).

R E C I T A L S

A.           Seller and Purchaser have entered into that certain Loan Sale Agreement dated as of July 30, 2010, as amended by that certain Amendment to Loan Sale Agreement dated August 23 2010 (the “Agreement”), for the sale of that certain Loan as defined in the Agreement.

B.           By letter dated August 26, 2010, Purchaser validly terminated the Agreement.

C.           Seller and Purchaser have now agreed to reinstate and modify the terms of the Agreement as set forth in this Amendment.

NOW, THEREFORE, for and in consideration of the foregoing, the mutual promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

1.           Reinstatement.  Except as modified by the terms of this Amendment, the Agreement is hereby reinstated by Purchaser and Seller and shall be of full force and effect.

2.           Section 1.16.  Section 1.16 of the Agreement is hereby amended to fill in the blank with the date “November 30, 2008.”

3.           Section 1.21.  Section 1.21 of the Agreement is hereby amended to reduce the Purchase Price to Seven Million Eight Hundred Thousand and 00/100 Dollars ($7,800,000.00) due to certain unexpected capital issues discovered at the Property by Purchaser during its inspection.

4.           Section 1.6.  Section 1.6 of the Agreement is hereby amended to change the Closing Date to September 8, 2010, or such earlier date as agreed to by the parties.

5.           Section 2.7.  Section 2.7 is hereby deleted in its entirety.

6.           Exhibit D.  Exhibit D to the Agreement which was left blank is now replace with the Exhibit D attached hereto.

                                7.           Effect of Modification.  The Agreement continues in full force and effect, unmodified except as expressly modified by the provisions hereof.

8.           Counterparts; Facsimiles and Electronic Mail.  This Amendment may be executed and delivered in any number of counterparts and by facsimile or electronic mail, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument.

[SIGNATURES CONTAINED ON FOLLOWING PAGES]

IN WITNESS WHEREOF, Seller and Purchaser have each executed and delivered this Amendment as of the date first above written.

SELLER:

Bank of America, N.A. as successor by merger to LaSalle Bank National Association as Trustee for the Registered Holders of GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2003-C3

By:	CWCapital Asset Management LLC, a Massachusetts limited liability company, solely in its capacity as Special Servicer

By:           /s/ Thomas Dwyer
Name:      Thomas Dwyer
Title:

PURCHASER:

Resource Real Estate Opportunity OP, LP,
a Delaware limited partnership

By:           Resource Real Estate Opportunity
REIT, Inc., its general partner

By:           /s/ Alan F. Feldman
Name:      Alan F. Feldman
Title:        CEO